EXHIBIT 10.2

HUNTER GOLD MINING CORP.

P.O. BOX 2460, STATION “R”, KELOWNA, B.C. V1X 6A5

PHONE (250) 765-3155       FAX (250) 765-4420

December 31, 2005

Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, Mn 55402-8773

Dear Sirs:

Re: Option Agreement

Regarding the Option Agreement and subsequent amendments made in writing, subject to other provisions herein, we are prepared to grant further extensions as follows:

The required dates for completion of the Schedule “A” O’Gorman Report work program:

1.	completion of Phase I extended from December 31, 2005 to June 30, 2006,
2.	completion of Phase II extended from April 30, 2006 to October 31, 2006, and
3.	the closing date extended from May 31, 2006 to on or before November 30, 2006.

The Purchase Price is revised to $4,600,000 Canadian funds.

All other terms and conditions remain the same, except as to expressly amended and agreed to in writing by Hunter Gold Mining Corp.

Please acknowledge your agreement by signing where indicated below and returning a copy of this letter to us. We trust you shall find this in order.

Yours truly,

Hunter Gold Mining Corp.

/s/ George Otten

Acknowledged and Accepted by Wits Basin Precious Minerals Inc.

/s/ Mark D. Dacko, CFO, January 16, 2006
Authorized Signatory